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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                        POST-EFFECTIVE AMENDMENT NUMBER 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------
                                 GFY FOODS, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)

            Nevada                                        87-0382438
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                497 LaSalle Lane
                          Buffalo Grove, Illinois 60089
                    (Address of principal executive offices)

                    The 2005 Benefit Plan of GFY Foods, Inc.
               ---------------------------------------------------
                            (Full title of the plan)

                       Nevada Corporate Headquarters, Inc.
                        101 Convention Center Drive, #700
                               Las Vegas, NV 89109

            (Name, address, including zip code, of agent for service)

                   Telephone number for Issuer: (847) 353-7554

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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9.  Undertakings

Pursuant to the undertakings set forth in paragraph (a)(3) of Item 9 of its Registration Statement on Form S-8 Number 333-122882 (the "Form S-8), filed on February 17, 2005, GFY Foods, Inc. (the "Company") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under the Company's written 2005 Stock Benefit Plan as of the date specified below.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment One Registration Statement Number 333-122882 to be signed on its behalf by the undersigned, thereunto duly authorized, in Buffalo Grove, Illinois on February 25, 2005.

                                           GFY Foods, Inc.

                                           By: /s/ Ed Schwalb
                                               ---------------------------------
                                           Ed Schwalb, as President and Director



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment Number One to the S-8 Registration Statement Number 333-122882 dated February 17, 2005 has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title                           Date
---------                         -----                           ----


  /s/ Ed Schwalb       President, CEO and Director          February 25, 2005
------------------
Ed Schwalb




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